As filed with the Securities and Exchange Commission on June 6, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

F5, INC.
(Exact name of registrant as specified in its charter)

Washington	91-1714307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
801 5th Avenue
Seattle, Washington 98104
(Address of principal executive offices, including zip code)

F5, Inc. Incentive Plan
F5, Inc. Employee Stock Purchase Plan
(Full title of plans)

Scot F. Rogers
Executive Vice President and General Counsel
F5, Inc.
801 5th Avenue
Seattle, WA 98104
(206) 272-5555
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Susan Daley
Perkins Coie LLP
110 North Wacker Drive, 34th Floor
Chicago, IL 60606
(312) 324-8400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☑	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
F5, Inc. (the “Company”) is filing this registration statement on Form S-8 to register 4,500,000 additional shares of the Company’s common stock authorized for issuance under the F5, Inc. Incentive Plan (the “Incentive Plan”), which was approved by the shareholders of the Company at its annual meeting on March 9, 2023. The Incentive Plan is an amendment and restatement of the F5, Inc. Incentive Plan with respect to which the Company filed a registration statement on Form S-8 (SEC File Number: 333-264745) with the Securities and Exchange Commission (the “Commission”) on May 6, 2022 (the “Prior Incentive Plan Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Incentive Plan Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement to the extent not otherwise amended or superseded by the contents hereof.
The Company is also filing this registration statement on Form S-8 to register 2,000,000 additional shares of the Company’s common stock for issuance under the F5, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP is an amendment and restatement of the F5, Inc. Employee Stock Purchase Plan with respect to which the Company filed a registration statement on Form S-8 (SEC file number 333-231799) with the Commission on May 29, 2019 (the “Prior ESPP Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior ESPP Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference into this registration statement to the extent not otherwise amended or superseded by the contents hereof.
PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:
(a) The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on November 15, 2022, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;
(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022 and March 31, 2023, filed with the Commission on February 3, 2023 and May 5, 2023, respectively.
(c) The Company’s Current Reports on Form 8-K filed on October 11, 2022, November 2, 2022, January 9, 2023, January 20, 2023, March 10, 2023, and April 19, 2023 (excluding any reports or portions of such reports that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items);
(d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items); and

(e) The description of the Company’s securities contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on November 15, 2022, including any amendments or reports filed for the purpose of updating such description.
    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. DESCRIPTION OF SECURITIES.
Not Applicable.
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not Applicable.
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Sections 23B.08.500 through 23.B.08.603 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.
The Company’s Fourth Amended and Restated Articles of Incorporation and Eighth Amended and Restated Bylaws contain provisions permitting the Company to indemnify its directors and officers to the full extent permitted by Washington law. In addition, the Company’s Fourth Amended and Restated Articles of Incorporation, as amended, contain a provision implementing, to the fullest extent permitted by Washington law, the above limitations on a director’s liability to the Company and its shareholders. The Company has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is attached as Exhibit 10.1 to its Registration Statement on Form S-1 (File No. 333-75817). The indemnification agreements provide the Company’s directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA. The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for this purpose.
Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.
Item 8. EXHIBITS.

Exhibit Number	Description
4.1	Fourth Amended and Restated Articles of Incorporation (Incorporated by reference to the Registrant’s Form 8-K filed on November 15, 2021).
4.2	Eighth Amended and Restated Bylaws (Incorporated by reference to the Registrant’s Form 8-K filed on November 15, 2021).
5.1	Opinion of Perkins Coie LLP regarding legality of the common stock being offered.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
99.1	F5, Inc. Incentive Plan (Incorporated by reference to the Registrant’s Form 8-K filed on March 10, 2023).
99.2	F5, Inc. Employee Stock Purchase Plan (Incorporated by reference to the Registrant’s Form 8-K filed on March 10, 2023).
107	Filing Fee Table.
Item 9. UNDERTAKINGS.
    A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 6, 2023.

F5, INC.

/S/ SCOT F. ROGERS
By:	Scot F. Rogers
Executive Vice President and General Counsel
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints François Locoh-Donou and Scot F. Rogers, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ FRANÇOIS LOCOH-DONOU	Chief Executive Officer, President, and Director (principal executive officer)	June 6, 2023
François Locoh-Donou

/S/ FRANK PELZER	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)	June 6, 2023
Frank Pelzer

/S/ MARIANNE N. BUDNIK	Director	June 6, 2023
Marianne N. Budnik

/S/ ELIZABETH L. BUSE	Director	June 6, 2023
Elizabeth L. Buse

/S/ MICHAEL L. DREYER	Director	June 6, 2023
Michael L. Dreyer

/S/ ALAN J. HIGGINSON	Director	June 6, 2023
Alan J. Higginson

/S/ PETER S. KLEIN	Director	June 6, 2023
Peter S. Klein

/S/ NIKHIL MEHTA	Director	June 6, 2023
Nikhil Mehta

/S/ MICHAEL F. MONTOYA	Director	June 6, 2023
Michael F. Montoya

/S/ MARIE E. MYERS	Director	June 6, 2023
Marie E. Myers

/S/ JAMES M. PHILLIPS	Director	June 6, 2023
James M. Phillips

/S/ SRIPADA SHIVANANDA	Director	June 6, 2023
Sripada Shivananda